EXHIBIT 3.2


                           AMENDED AND RESTATED BYLAWS
                                       OF
                               MICHAEL FOODS, INC.
                         (AMENDED THROUGH MARCH 4, 1999)


                                   ARTICLE I.
                             OFFICES, CORPORATE SEAL

            Section 1.01. REGISTERED OFFICE. The registered office of the corporation in Minnesota shall be that set forth in the articles of incorporation or in the most recent amendment of the articles of incorporation or resolution of the directors filed with the Secretary of State of the State of Minnesota changing the registered office.

            Section 1.02. OTHER OFFICES. The corporation may have such other offices, within or without the State of Minnesota, as the directors shall, from time to time, determine.

            Section 1.03.  CORPORATE SEAL.  The corporation shall have no seal.

                                   ARTICLE II.
                            MEETINGS OF SHAREHOLDERS

            Section 2.01. PLACE AND TIME OF MEETINGS. Except as provided otherwise by the Minnesota Business Corporation Act, meetings of the shareholders may be held at any place, within or without the State of Minnesota, as may from time to time be designated by the directors and, in the absence of such designation, shall be held at the registered office of the corporation in the state of Minnesota. The directors shall designate the time of day for each meeting and, in the absence of such designation, every meeting of shareholders shall be held at four o'clock p.m.

            Section 2.02.  REGULAR MEETINGS.

            (a) A regular meeting of the shareholders may be held on such date as the Board of Directors may by resolution establish.

            (b) At a regular meeting, the shareholders, voting as provided in the articles of incorporation and these bylaws, shall elect qualified successors for directors who serve for an indefinite term or whose terms have expired or are due to expire within six months after the date of the meeting and shall transact such other business as may properly come before them.

            (c) Any shareholder entitled to vote at a regular meeting of the shareholders who intends to propose for consideration and vote by the shareholders at a regular meeting a matter that is not identified in the notice of such meeting shall give written notice of such proposal to the corporation at least twenty (20) days prior to the date of the regular meeting. The notice shall be delivered to the Secretary of the corporation and shall state with reasonable particularity the substance of the proposal. (ADDED BY AMENDMENT MARCH 4, 1999)

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            Section 2.03. SPECIAL MEETINGS. Special meetings of the shareholders may be held at any time and for any purpose and may be called by the chief executive officer, the chief financial officer, two or more directors or by a shareholder or shareholders holding 10% or more of the voting power of all shares entitled to vote, except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the Board of Directors for that purpose, must be called by 25% or more of the voting power of all shares entitled to vote. A shareholder or shareholders holding the requisite percentage of the voting power of all shares entitled to vote may demand a special meeting of the shareholders by written notice of demand given to the chief executive officer or chief financial officer of the corporation and containing the purposes of the meeting. Within 30 days after receipt of demand by one of those officers, the Board of Directors shall cause a special meeting of shareholders to be called and held on notice no later than 90 days after receipt of the demand, at the expense of the corporation. Special meetings shall be held on the date and at the time and place fixed by the chief executive officer or the Board of Directors, except that a special meeting called by or at the demand of a shareholder or shareholders shall be held in the county where the principal executive office is located. The business transacted at a special meeting shall be limited to the purposes as stated in the notice of the meeting.

            Section 2.04. QUORUM, ADJOURNED MEETINGS. The holders of a majority of the shares entitled to vote at a meeting shall constitute a quorum for the transaction of business at any regular or special meeting. In case a quorum shall not be present at a meeting, the meeting may be adjourned, and notice shall be given (a) by announcement at the time of adjournment of the date, time and place of the adjourned meeting, or (b) by notice of such adjourned meeting, setting out the date, time and place of the adjourned meeting, mailed to each shareholder entitled to vote at a meeting, at least 3 days before the date of such adjourned meeting. If a quorum is present, a meeting may be adjourned from time to time without notice other than announcement at the time of adjournment of the date, time and place of the adjourned meeting. At adjourned meetings at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders originally present to leave less than a quorum.

            Section 2.05. VOTING. At each meeting of the shareholders every shareholder having the right to vote shall be entitled to vote either in person or by proxy. Each shareholder, unless the articles of incorporation or statutes provide otherwise, shall have one vote for each share having voting power registered in such shareholder's name on the books of the corporation. Jointly owned shares may be voted by any joint owner unless the corporation receives written notice from any one of them denying the authority of that person to vote those shares. Upon the demand of any shareholder, the vote upon any question before the meeting shall be by ballot. All questions shall be decided by the greater of (1) a majority of the voting power of the shares present and entitled to vote on that item of business, or (2) a majority of the number of shares entitled to vote that would constitute a quorum for the transaction of business at the meeting except if otherwise required by statute, the articles of incorporation, or these bylaws.

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            Section 2.06. DETERMINATION DATE. The Board of Directors may fix a
date, not fewer than ten, nor more than 60 days, preceding the date of any meeting of shareholders, as the date for the determination of the shareholders entitled to notice of, and to vote at, such meeting, notwithstanding any transfer of shares on the books of the corporation after any determination date so fixed. If the Board of Directors fails to fix a date for determination of the shareholders entitled to notice of, and to vote at, any meeting of shareholders, the determination date shall be the 20th day preceding the date of such meeting.

            Section 2.07. NOTICE OF MEETINGS. There shall be mailed to each shareholder, shown by the books of the corporation to be a holder of record of voting shares, at such holder's address as shown by the books of the corporation, a notice setting out the date, time and place of each regular meeting and each special meeting, except (unless otherwise provided in Section
2.04 hereof) where the meeting is an adjourned meeting and the date, time and place of the meeting were announced at the time of adjournment, which notice shall be mailed at least five days prior thereto (unless otherwise provided in Section 2.04 hereof). Every notice of any special meeting called pursuant to
Section 2.03 hereof shall state the purpose or purposes for which the meeting has been called, and the business transacted at all special meetings shall be confined to the purposes stated in the notice. The written notice of any meeting at which a plan of merger or exchange is to be considered shall so state such as a purpose of the meeting. A copy or short description of the plan of merger or exchange shall be included in or enclosed with such notice.

            Section 2.08. WAIVER OF NOTICE. Notice of any regular or special meeting may be waived by any shareholder either before, at or after such meeting, orally or in a writing signed by such shareholder or a representative entitled to vote the shares of such shareholder. A shareholder, by attendance at any meeting of shareholders, shall be deemed to have waived notice of such meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at such meeting and does not participate in the consideration of the item at that meeting.

                                  ARTICLE III.
                                   DIRECTORS

            Section 3.01. GENERAL POWERS. The business and affairs of the corporation shall be managed by or under the authority of the Board of Directors, except as otherwise permitted by statute.

            Section 3.02. NUMBER, QUALIFICATIONS AND TERM OF OFFICE. The size of the Board of Directors shall be fixed by the Board of Directors within the limits prescribed by the statute and the articles of incorporation. Directors shall be natural persons, but need not be shareholders. Each of the directors shall hold office until the regular meeting of shareholders next held after such director's election and until such director's successor shall have been elected and shall qualify, or until the earlier death, resignation, removal, or disqualification of such director.


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            Section 3.03. BOARD MEETINGS. Meetings of the Board of Directors may
be held from time to time at such time and place within or without the state of Minnesota as may be designated in the notice of such meeting.

            Section 3.04. CALLING MEETINGS; NOTICE. Meetings of the Board of Directors may be called by the chairman of the Board by giving at least twenty-four hours' notice, or by any other director by giving at least five days' notice, of the date, time and place thereof to each director, by mail, telephone, telegram or in person. If the day or date, time and place of a meeting of the Board of Directors have been announced at a previous meeting of the Board, no notice is required. Notice of an adjourned meeting of the Board of Directors need not be given other than by announcement at the meeting at which adjournment is taken.

            Section 3.05. WAIVER OF NOTICE. Notice of any meeting of the Board of Directors may be waived by any director either before, at, or after such meeting, orally or in a writing signed by such director. A director, by his or her attendance at any meeting of the Board of Directors, shall be deemed to have waived notice of such meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and such objecting director does not participate thereafter in the meeting.

            Section 3.06. QUORUM. A majority of the directors holding office immediately prior to a meeting of the Board of Directors shall constitute a quorum for the transaction of business at such meeting.

            Section 3.07. ABSENT DIRECTORS. A director may give advance written consent or opposition to a proposal to be acted on at a meeting of the Board of Directors. If such director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted upon at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

            Section 3.08. ELECTRONIC COMMUNICATIONS. Any or all directors may participate in any meeting of the Board of Directors, or of any duly constituted committee thereof, by any means of communication through which the directors may simultaneously hear each other during such meeting. For the purposes of establishing a quorum and taking any action at the meeting, such directors participating pursuant to this Section 3.08 shall be deemed present in person at the meeting; and the place of the meeting shall be the place of origination of the conference telephone conversation or other comparable communication technique, unless otherwise specified in the notice of such meeting.

            Section 3.09. VACANCIES; NEWLY CREATED DIRECTORSHIPS. Vacancies on the Board of Directors of this corporation occurring by reason of death, resignation, removal or disqualification shall be filled for the unexpired term by the affirmative vote of a majority of the remaining directors of the Board although less than a quorum; newly created directorships resulting from an increase in the authorized number of directors by action of the Board of


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Directors as permitted by Section 3.02 may be filled by the affirmative vote of a majority vote of the directors serving at the time of such increase; and each director elected pursuant to this Section 3.09 shall be a director until such director's successor is elected by the shareholders at their next regular or special meeting.

            Section 3.10. REMOVAL. Any or all of the directors may be removed from office at any time, with or without cause, by the affirmative vote of the shareholders holding a majority of the shares entitled to vote at an election of directors, except as otherwise provided by the Minnesota Business Corporation Act, Section 302A.223, as amended. A director named by the Board of Directors to fill a vacancy may be removed from office at any time, with or without cause, by the affirmative vote of the remaining directors if the shareholders have not elected directors in the interim between the time of the appointment to fill such vacancy and the time of the removal. In the event that the entire Board or any one or more directors be so removed, new directors may be elected at the same meeting.

            Section 3.11. COMMITTEES. A resolution approved by the affirmative vote of a majority of the Board of Directors may establish committees having the authority of the Board in the management of the business of the corporation to the extent provided in the resolution. A committee shall consist of one or more natural persons, who need not be directors, appointed by affirmative vote of a majority of the directors present. Committees are subject to the direction and control of, and vacancies in the membership thereof shall be filled by, the Board of Directors, except as provided by the Minnesota Business Corporation Act, Section 302A.241, Subd. 1.

            A majority of the members of the committee present at a meeting is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in a resolution approved by the affirmative vote of a majority of the directors present.

            Section 3.12. COMMITTEE OF DISINTERESTED PERSONS. The Board may establish a committee composed of two or more disinterested directors or other disinterested persons to determine whether it is in the best interests of the corporation to pursue a particular legal right or remedy of the corporation and whether to cause the dismissal or discontinuance of a particular proceeding that seeks to assert a right of remedy on behalf of the corporation. The committee, once established, is not subject to the direction or control of, or termination by, the Board. A vacancy on the committee may be filled by a majority vote of the remaining committee members. The good faith determinations of the committee are binding upon the corporation and its directors, officers and shareholders. The committee terminates when it issues a written report of its determinations to the Board.

            Section 3.13. WRITTEN ACTION. Any action which might be taken at a meeting of the Board of Directors, or any duly constituted committee thereof, except for those actions which must be approved by the shareholders, may be taken without a meeting if done in writing and signed by the number of directors that would be required to take the same action at a meeting of the Board at which all directors were present, as permitted by the corporation's articles of incorporation.


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            Section 3.14. COMPENSATION. Directors who are not salaried officers of this corporation, shall receive such fixed sum per Board or committee meeting attended or such fixed annual sum as shall be determined, from time to time, by resolution of the Board of Directors. Salaried officers of this corporation who also serve as directors may also receive such fixed sum per Board or committee meeting attended or such fixed annual sum, in either case, in an amount equal to that paid to the other directors, at the discretion of the Board of Directors. The Board of Directors may, by resolution, provide that all directors shall receive their expenses, if any, of attendance at meetings of the Board of Directors or any committee thereof. Nothing herein contained shall be construed to preclude any director from serving this corporation in any other capacity and receiving proper compensation therefor.

                                   ARTICLE IV.
                                    OFFICERS

            Section 4.01. NUMBER. The corporation shall have one or more natural persons exercising the function of Chief Executive Officer and Chief Financial Officer. The Board of Directors may elect or appoint such other officers or agents as it deems necessary for the operation and management of the corporation, with such rights, powers, duties and responsibilities as may be determined by these bylaws, or the Board, including, without limitation, a chairman of the Board, a president, one or more vice presidents, a treasurer and a secretary. Any number of offices may be held by the same person.

            Section 4.02. ELECTION, TERM OF OFFICE AND QUALIFICATIONS. The Board of Directors shall elect or appoint, by resolution approved by the affirmative vote of a majority of the directors present, from within or without their number, the president, treasurer and such other officers as may be deemed advisable, each of whom shall have the powers, rights, duties, responsibilities, and terms of office provided for in these bylaws or a resolution of the Board of Directors not inconsistent therewith. The president and all other officers who may be directors shall continue to hold office until the election and qualification of their successors, notwithstanding an earlier termination of their directorship.

            Section 4.03. REMOVAL AND VACANCIES. Any officer may be removed from office by the affirmative vote of a majority of the Board of Directors at any time, with or without cause. Such removal, however, shall be without prejudice to the contract rights of the person so removed. If there be a vacancy in an office of the corporation by reason of death, resignation, removal, disqualification or otherwise, such vacancy shall be filled for the unexpired term by the Board of Directors.

            Section 4.04. CHAIRMAN OF THE BOARD. The chairman of the Board, if one is elected, shall preside at all meetings of the directors and shall have such other duties as may be prescribed, from time to time, by the Board of Directors.

            Section 4.05. PRESIDENT. The president shall be the chief executive officer and shall have general active management of the business of the corporation. In the absence of the chairman of the Board, the president shall preside at all meetings of the directors. The president shall see that all orders and resolutions of the Board of Directors are carried into effect. The


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president shall execute and deliver, in the name of the corporation, any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation unless the authority to execute and deliver is required by law to be exercised by another person or is expressly delegated by the articles or bylaws or by the Board of Directors to some other officer or agent of the corporation. The president shall maintain records of and, whenever necessary, certify all proceedings of the Board of Directors and the shareholders, and in general, shall perform all duties usually incident to the office of the president, and shall have such other duties as may, from time to time, be prescribed by the Board of Directors.

            Section 4.06. VICE PRESIDENT. Each vice president, if one or more is elected, shall have such powers and shall perform such duties as prescribed by the Board of Directors or by the president. In the event of the absence or disability of the president, the vice president(s) shall succeed to the president's power and duties in the order designated by the Board of Directors.

            Section 4.07. SECRETARY. The secretary, if one is elected, shall be secretary of and shall attend all meetings of the shareholders and Board of Directors and shall record all proceedings of such meetings in the minute book of the corporation, shall give or cause to be given proper notice of meetings of shareholders and directors, and shall perform such other duties as may, from time to time, be prescribed by the Board of Directors or by the president.

            Section 4.08. TREASURER. The treasurer shall be the chief financial officer and shall keep accurate financial records for the corporation, and shall deposit all moneys, drafts and checks in the name of, and to the credit of, the corporation, in such banks and depositories as the Board of Directors shall, from time to time, designate. The treasurer shall have power to endorse, or caused to be endorsed, for deposit, all notes, checks and drafts received by the corporation, and shall disburse the funds of the corporation, as ordered by the Board of Directors, making proper vouchers therefor. The treasurer shall render to the president and the directors, whenever requested, an account of all transactions as treasurer and of the financial condition of the corporation, and shall perform such other duties as may, from time to time, be prescribed by the Board of Directors or by the president.

            Section 4.09. COMPENSATION. The officers of the corporation shall receive such compensation for their services as may be determined, from time to time, by resolution of the Board of Directors.

                                   ARTICLE V.
                            SHARES AND THEIR TRANSFER

            Section 5.01. CERTIFICATES FOR SHARES. All shares of the corporation shall be certificated shares. Every owner of shares of the corporation shall be entitled to a certificate, to be in such form as shall be prescribed by the Board of Directors, in accordance with the Minnesota Business Corporation Act,
Section 302A.417, Subd. 4. The certificates for such shares shall be numbered in the order in which they shall be issued and shall be signed, in the name of the corporation, by the president and by the secretary or an assistant secretary or by such officers as the Board of Directors may designate. If the certificate is signed by a transfer agent or registrar, such signatures of the corporate officers may be by facsimile, if authorized by the


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Board of Directors. Every certificate surrendered to the corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in Section 5.04.

            Section 5.02. ISSUANCE OF SHARES. The Board of Directors is authorized to cause to be issued shares of the corporation up to the full amount authorized by the articles of incorporation in such amounts and representing such classes and series, if any, as may be determined by the Board of Directors and as may be permitted by law and the articles of incorporation. Shares may be issued for any consideration, including, without limitation, in consideration of money or other property, tangible or intangible, received or to be received by the corporation under a written agreement, or of services rendered or to be rendered to the corporation under a written agreement. At the time of approval of the issuance of shares, the Board of Directors shall state, by resolution, its determination of the fair value to the corporation in monetary terms of any consideration other than cash for which shares are to be issued.

            Section 5.03. TRANSFER OF SHARES. Transfer of shares on the books of the corporation may be authorized only by the shareholder named in the certificate, or the shareholder's legal representative, or the shareholder's duly authorized attorney-in-fact, and upon surrender of the certificate or the certificates for such shares. The corporation may treat as the absolute owner of shares of the corporation, the person or persons in whose name shares are registered on the books of the corporation.

            Section 5.04. LOSS OF CERTIFICATES. Except as otherwise provided by the Minnesota Business Corporation Act, Section 302A.419, as amended, any shareholder claiming a certificate for shares to be lost, stolen, or destroyed shall make an affidavit of that fact in such form as the Board of Directors shall require and shall, if the Board of Directors so requires, give the corporation a bond of indemnity in form, in an amount, and with one or more sureties satisfactory to the Board of Directors, to indemnify the corporation against any claim which may be made against it on account of the reissuance of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

                                   ARTICLE VI.
                           DISTRIBUTIONS, RECORD DATE

            Section 6.01. DISTRIBUTIONS. Subject to the provisions of the articles of incorporation, of these bylaws, and of law, the Board of Directors may authorize and cause the corporation to make distributions whenever, and in such amounts or forms as, in its opinion, are deemed advisable.

            Section 6.02. RECORD DATE. Subject to any provisions of the articles of incorporation, the Board of Directors may fix a date not exceeding 120 days preceding the date fixed for the payment of any distribution as the record date for the determination of the shareholders entitled to receive payment of the distribution and, in such case, only shareholders


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of record on the date so fixed shall be entitled to receive payment of such distribution notwithstanding any transfer of shares on the books of the corporation after the record date.

                                  ARTICLE VII.
                         BOOKS AND RECORDS, FISCAL YEAR

            Section 7.01. SHARE REGISTER. The Board of Directors of the corporation shall cause to be kept at its principal executive office, or at another place or places within the United States determined by the Board:

            (1) a share register not more than one year old, containing the names and addresses of the shareholders and the number and classes of shares held by each shareholder; and

            (2) a record of the dates on which certificates or transaction statements representing shares were issued.

            Section 7.02. OTHER BOOKS AND RECORDS. The Board of Directors shall cause to be kept at its principal executive office, or, if its principal executive office is not in Minnesota, shall make available at its Minnesota registered office within ten days after receipt by an officer of the corporation of a written demand for them made by a shareholder or other person authorized by the Minnesota Business Corporation Act, Section 302A.461, as amended, originals or copies of:

            (1) records of all proceedings of shareholders for the last three years;

            (2) records of all proceedings of the Board for the last three years;

            (3) its articles of incorporation and all amendments currently in effect;

            (4)         its bylaws and all amendments currently in effect;

            (5) financial statements required by the Minnesota Business Corporation Act, Section 302A.463 and the financial statements for the most recent interim period prepared in the course of the operation of the corporation for distribution to the shareholders or to a governmental agency as a matter of public record;

            (6) reports made to shareholders generally within the last three years;

            (7) a statement of the names and usual business addresses of its directors and principal officers; and

            (8) any shareholder voting or control agreements of which the corporation is aware.

            Section 7.03. FISCAL YEAR. The fiscal year of the corporation shall be determined by the Board of Directors.



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                                  ARTICLE VIII.
                          LOANS, GUARANTEES, SURETYSHIP

            Section 8.01. The corporation may lend money to, guarantee an obligation of, become a surety for, or otherwise financially assist a person if the transaction, or a class of transactions to which the transaction belongs, is approved by the affirmative vote of a majority of the directors present, and:

            (1) is in the usual and regular course of business of the corporation;

            (2) is with, or for the benefit of, a related corporation, an organization in which the corporation has a financial interest, an organization with which the corporation has a business relationship, or an organization to which the corporation has the power to make donations;

            (3) is with, or for the benefit of, an officer or other employee of the corporation or a subsidiary, including an officer or employee who is a director of the corporation or a subsidiary, and may reasonably be expected, in the judgment of the Board, to benefit the corporation; or

            (4) has been approved by (a) the holders of two-thirds of the voting power of the shares entitled to vote which are owned by persons other than the interested person or persons, or (b) the unanimous affirmative vote of the holders of all outstanding shares whether or not entitled to vote.

Such loan, guarantee, surety contract or other financial assistance may be with or without interest, and may be unsecured, or may be secured in the manner as a majority of the directors present approve, including, without limitation, a grant of or other security interest in shares of the corporation. Nothing in this section shall be deemed to deny, limit or restrict the powers of guaranty, surety or warranty of the corporation at common law or under a statute of the state of Minnesota.

                                   ARTICLE IX.
                       INDEMNIFICATION OF CERTAIN PERSONS

            Section 9.01. INDEMNIFICATION. The corporation shall indemnify all persons made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements incurred by the person in connection with the proceeding to the full extent permitted by Section 302A.521 of the Minnesota Business Corporation Act as now enacted or hereafter amended. Such indemnification shall extend to payment or reimbursement of reasonable expenses, including attorneys' fees and disbursements incurred by such person in advance of the final disposition of


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the proceeding as permitted by Minnesota Statutes Section 302A.521, subd. 3.
(AMENDED MARCH 4, 1999)

            Section 9.02. INSURANCE. The corporation may purchase and maintain insurance on behalf of any person in such person's official capacity against any liability asserted against and incurred by such person in or arising from that capacity, whether or not the corporation would otherwise be required to indemnify the person against the liability.

                                   ARTICLE X.
                                   AMENDMENTS

            These bylaws may be amended or altered by a vote of the majority of the whole Board of Directors at any meeting. Such authority of the Board of Directors is subject to the power of the shareholders, exercisable in the manner provided in the Minnesota Business Corporation Act, Section 302A.181, Subd. 3, to adopt, amend, or repeal bylaws adopted, amended, or repealed by the Board of Directors. The Board of Directors shall not adopt, amend or repeal any bylaws fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board of Directors, or fixing the number of directors or their classifications, qualifications, or terms of office, except that the Board of Directors may adopt or amend any bylaw to increase their number.

                                   ARTICLE XI.
                        SECURITIES OF OTHER CORPORATIONS

            Section 11.01. VOTING SECURITIES HELD BY THE CORPORATION. Unless otherwise ordered by the Board of Directors, the president shall have full power and authority on behalf of the corporation (a) to attend any meeting of security holders of other corporations in which the corporation may hold securities and to vote such securities on behalf of this corporation; (b) to execute any proxy for such meeting on behalf of the corporation; or (c) to execute a written action in lieu of a meeting of such other corporation on behalf of this corporation. At such meeting, the president shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the corporation possesses. The Board of Directors may, from time to time, grant such power and authority to one or more other persons and may remove such power and authority from the president or any other person or persons.

            Section 11.02. PURCHASE AND SALE OF SECURITIES. Unless otherwise ordered by the Board of Directors, the president shall have full power and authority on behalf of the corporation to purchase, sell, transfer or encumber any and all securities of any other corporation owned by the corporation, and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance. The Board of Directors may, from time to time, confer like powers upon any other person or persons.


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